Exhibit 99.1

Investor	Larry McGrath	Media	Ethan Slavin
Contact:	Executive Vice President Chief Strategy Officer & Chief Strategic Advisor to the CEO investorinfo@cvshealth.com	Contact:	860-273-6095 Ethan.Slavin@CVSHealth.com

FOR IMMEDIATE RELEASE

CVS Health Corporation Announces Expiration and Results of Any and All Tender Offer

WOONSOCKET, RI, December 9, 2024 – CVS Health Corporation (“CVS Health”, NYSE: CVS) announced today the results of the previously announced cash tender offer (the “Any and All Tender Offer”) for any and all of its 4.100% Senior Notes due 2025 (the “Any and All Notes”).

As of 5:00 p.m., New York City time, on December 6, 2024 (the “Any and All Expiration Date”) as reported by D.F. King & Co., Inc., the Tender and Information Agent for the Any and All Tender Offer, the principal amount of the Any and All Notes listed in the table below has been validly tendered and not validly withdrawn, or tendered pursuant to the guaranteed delivery procedures (the “Guaranteed Delivery Procedures”) described in the Offer to Purchase dated December 2, 2024 (as amended or supplemented from time to time, the “Offer to Purchase”). In order to be eligible to participate in the Any and All Tender Offer, holders (individually, a “Holder” and collectively, the “Holders”) of Any and All Notes tendered pursuant to the Guaranteed Delivery Procedures at or prior to the Any and All Expiration Date must deliver such Any and All Notes to CVS Health at or prior to 5:00 p.m., New York City time, on December 10, 2024 (the “Any and All Guaranteed Delivery Expiration Date”) (unless extended by CVS Health as described in the Offer to Purchase).

In addition to the Any and All Tender Offer, CVS Health previously announced its Maximum Tender Offer (as defined in the Offer to Purchase) for the Maximum Tender Offer Notes (as defined in the Offer to Purchase, and collectively with the Any and All Notes, the “Notes”) concurrently with the Any and All Tender Offer. The maximum purchase price in the Maximum Tender Offer, not including Accrued Interest (as defined below) (such maximum purchase price, the “Maximum Tender Offer Amount”), is equal to $2,000,000,000 less the aggregate purchase price, not including Accrued Interest, paid or payable in respect of the Any and All Notes validly tendered and accepted for purchase. Because $5,000 aggregate principal amount of the Any and All Notes remain subject to the Guaranteed Delivery Procedures, the Maximum Tender Offer Amount is subject to change. Holders are urged to read the Offer to Purchase carefully before making any decision with respect to the Maximum Tender Offer.

Holders of all Any and All Notes validly tendered and not validly withdrawn at or prior to the Any and All Expiration Date and accepted for purchase were eligible to receive the applicable Total Consideration set forth in the table below, plus accrued and unpaid interest (“Accrued Interest”) up to, but not including, the settlement date of the Any and All Tender Offer. For the avoidance of doubt, Accrued Interest payable with respect to Any and All Notes validly tendered pursuant to the Guaranteed Delivery Procedures and accepted for purchase shall cease to accrue on the Any and All Settlement Date (as defined below).

Any and All Notes:

Title of Notes	CUSIP Number	Original Issuer	Principal Amount Outstanding	Maturity Date	Principal Amount Tendered	Principal Amount Tendered Pursuant to Guaranteed Delivery Procedures
4.100% Senior Notes due 2025	126650CW8	CVS Health Corporation	$950,087,000	3/25/2025	$225,979,000	$5,000

The settlement date for the Any and All Notes validly tendered at or prior to the Any and All Expiration Date, or validly tendered pursuant to the Guaranteed Delivery Procedures, and accepted for purchase is expected to be December 11, 2024, the third business day following the Any and All Expiration Date (the “Any and All Settlement Date”).

CVS Health expects that it will accept for purchase all of the Any and All Notes validly tendered at or prior to the Any and All Expiration Date, and all Any and All Notes delivered at or prior to the Any and All Guaranteed Delivery Expiration Date. CVS Health will fund the purchase of the Any and All Notes with part of the proceeds from the issuance of CVS Health’s 7.000% Series A Junior Subordinated Notes due 2055 and 6.750% Series B Junior Subordinated Notes due 2054 (the “New Notes”).

CVS Health has retained Barclays Capital Inc. and Mizuho Securities USA LLC to act as Dealer Managers for the Tender Offers (as defined in the Offer to Purchase). D.F. King & Co., Inc. has been retained to act as the Tender and Information Agent for the Tender Offers. The Offer to Purchase may be accessed at the following link: http://www.dfking.com/cvs. Requests for assistance relating to the procedures for tendering Notes (as defined in the Offer to Purchase) may be directed to the Tender and Information Agent either by email at cvs@dfking.com, or by phone (212) 269-5550 (for banks and brokers only) or (800) 487-4870 (for all others toll free). Requests for assistance relating to the terms and conditions of the Tender Offers may be directed to Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7581 (collect) or Mizuho Securities USA LLC at (866) 271-7403 (toll-free) or (212) 205-7741. Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, any securities, including the Notes or the New Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to Holders of the Notes. None of CVS Health, the Board of Directors of CVS Health, the Dealer Managers, Tender and Information Agent or the trustees with respect to the Notes, or any of their respective affiliates, is making any recommendation as to whether or not Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisers and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

About CVS Health

CVS Health is a leading health solutions company building a world of health around every consumer it serves and connecting care so that it works for people wherever they are. As of September 30, 2024, the Company had more than 9,000 retail locations, more than 900 walk-in medical clinics, more than 225 primary care medical clinics, a leading pharmacy benefits manager with approximately 90 million plan members and expanding specialty pharmacy solutions, and a dedicated senior pharmacy care business serving more than 800,000 patients per year. The Company also serves an estimated more than 36 million people through traditional, voluntary and consumer-directed health insurance products and related services, including expanding Medicare Advantage offerings and a leading standalone Medicare Part D prescription drug plan. The Company is creating new sources of value through its integrated model allowing it to expand into personalized, technology driven care delivery and health services, increasing access to quality care, delivering better health outcomes and lowering overall health care costs.

Forward-Looking Statements

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements due to the risks and uncertainties described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024 and our Current Reports on Form 8-K.

You are cautioned not to place undue reliance on CVS Health’s forward-looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.